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Exhibit 4

KPMG LLP Chartered Accountants
Suite 3300 Commerce Court West PO Box 31 Stn Commerce Court Toronto ON M5L 1B2	Telephone (416) 777-8500 Fax (416) 777-8818 Internet www.kpmg.ca

ACCOUNTANTS' CONSENT

The Board of Directors
Aber Diamond Corporation

We consent to the use of our report dated March 8, 2005 included in this annual report on Form 40-F.

Chartered Accountants
Toronto, Canada
April 25, 2005

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Exhibit 4